Exhibit 16.1

McGladrey LLP
1185 Ave of the Americas
New York, NY 10036
O 212.372.1000 F 212.372.1001
www.mcgladrey.com

December 21, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Advaxis, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 21, 2012 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

      McGladrey LLP